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                    Exhibit 10.13 Software License Agreement

                              PUMA TECHNOLOGY, INC.
                       2550 North First Street, Suite 500
                            San Jose, CA 95131 u.s.a.
                               Tel: (408) 321-7650
                               Fax: (408) 321-3886

                   INTELLISYNC RUNTIME ENGINE SOFTWARE LICENSE
                                    AGREEMENT

Licensee Name:             SalesLogix
Licensee Address:          8800 N. Gainey Center Drive, Suite 200
                           Scottsdale, AZ 85258
Telephone:                 (602) 368-3700
Fax:                       (602) 368-3799

Licensee Contract Representative:   Doug Nicholas

This Intellisync Runtime Engine Software License Agreement ("Agreement") is entered into by and between Puma Technology, Inc. ("Puma") and the Licensee identified above ("Licensee") as of the date executed by Puma ("Effective Date"). The parties previously entered into an Intellisync Software Developer's Kit License Agreement with an Effective Date of April 14, 1998 providing for license of Puma's SDK to Licensee for the sole purpose of developing translator software ("Translator") that enables Puma's proprietary Intellisync synchronization engine to operate with Licensee's "Sales Logix" sales automation software product ("Sales Logix"). Licensee now requires a license to the Run-Time Engine to the Intellisync engine ("Licensed Software") identified in Exhibit A hereto, giving Licensee rights to distribute the Software to end users, provided that the Translator is included with the Licensed Software. For the mutual promises and consideration set forth herein, Puma agrees to grant Licensee certain licenses to the Licensed Software, subject to the attached Terms and Conditions and Exhibits.

         Exhibit A -       Licensed Software
         Exhibit B -       Fees

LICENSEE ACKNOWLEDGES HAVING READ THE TERMS AND CONDITIONS SET FORTH ON THE THIS FACING PAGE AND ATTACHED HERETO, UNDERSTANDS ALL SUCH TERMS AND CONDITIONS, AND AGREES TO BE BOUND THEREBY.

PUMA TECHNOLOGY, INC.               SALESLOGIX

By:  /s/ Bradley A. (Illegible)          By:  /s/ Douglas J. Nicholas
     --------------------------               ----------------------------------
Name:  Bradley A. (Illegible)            Name:  Douglas J. Nicholas

Title:  President & CFO                  Title:  Vice President Bus. Development

Date:  12/28/98                          Date:  12/18/98
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                               TERM AND CONDITIONS
1.       DEFINITIONS

         1.1. Bundle or Bundling. "Bundle or Bundling" shall mean the act of reproducing and including a copy of the Licensed Software with SalesLogix and the Translator.

         1.2. Licensed Software. "Licensed Software" shall mean the Puma software in executable code form, specified on Exhibit A, and all modifications to such Licensed Software, if any, supplied by Puma to Licensee under this Agreement.

         1.3. Per Unit Royalty. "Per Unit Royalty" shall mean the royalty price paid by Licensee to Puma for each Unit with is copied, produced, reproduced or distributed by Licensee subject to the terms of this Agreement.

2.       LICENSE AND FEES

         2.1. Object License. As of the Effective Date, Puma grants to Licensee a nonexclusive, non transferable worldwide license to Bundle the Licensed Software with SalesLogix and the Translator and to distribute the Licensed Software to end user customers through its distribution network.

         2.2. No Sublicense. Licensee shall not have a right to grant any license or sublicense to any third party except a sublicense granted to end users of SalesLogix to use the copy produced and distributed by Licensee as set forth in Section 2.1

         2.3. Modifications. Licensee shall have no right to modify all or any part of the Licensed Software. Licensee agrees not to take any actions, such as reverse assembly or reverse compilation, to derive a source code equivalent to the Licensed Software.

         2.4. Licensee Fees. Licensee agrees to pay Puma the license fees shown in Exhibit B for the rights granted by this Agreement. Within thirty (30) days following the end of each calendar quarter during the term of this Agreement in which Licensee produces a copy of SalesLogix which incorporates the Licensed Software, Licensee shall account to Puma for the Per Unit Royalties due as set forth in Exhibit B, based upon production totals for that quarter. Licensee shall provide Puma with a written report that reflects the facts or basis upon which the total Per Unit Royalties due was calculated and will clearly indicate applicable Per Unit Royalty Rates that apply to different versions of the Licensed Software, if any, as noted in Exhibit B. For purposes of this Agreement, production occurs when the Licensed Software is shipped out of the final manufacturing facility. During the term of this Agreement and for a period of three (3) years after each such transaction, Licensee shall retain such books and records as are required to show Licensee's compliance with the terms of this Agreement.

         2.5. Payments. All payments made are non-refundable unless provided for specifically in this Agreement. All payments shall be in U.S. Dollars and be made by telephone transfer directly to Puma's bank account as follows:

                                    Silicon Valley Bank
                                    3003 Tasman Drive


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                           Santa Clara, CA 95054
                           ABA # 121140399 for benefit of Puma Technology, Inc. Account # 035175-3570

The amounts indicated on Exhibit B for payments do not include any federal, state, local or other governmental taxes, excise taxes, tariffs or other governmental charges that may be imposed on sale, transportation, production, storage or export of the Licensed Software. Licensee shall pay any and all such taxes and charges (other than taxes imposed upon or measured by Puma's net income) and Puma, its agents and distributors shall have no liability therefor. If taxes are required to be withheld for any foreign government on payments required under this Agreement, then Licensee may deduct such withholding taxes from the amount owed Puma as will enable Puma to receive a U.S. Foreign Tax Credit; provided, Licensee pays such amounts to the appropriate tax authority. Licensee shall obtain and deliver to Puma a receipt and all other documents necessary for Puma to claim a Foreign Tax Credit.

3.       DELIVERY

         3.1. Delivery of Licensed Software. Within five (5) business days after execution of this Agreement, Puma shall deliver a master copy of the Licensed Software to Licensee.

         3.2. Acceptance. The Licensed Software will be deemed accepted by Licensee if Puma is not notified of any errors in writing within thirty (30) days after delivery of the Licensed Software to Licensee. In the event Licensee notifies Puma of such errors, Licensee shall return the Licensed Software to Puma in the manner specified by Puma. Puma shall, at its option, repair or replace the Licensed Software, as soon as commercially practicable, but no later than sixty (60) days after the return of the Licensed Software to Puma. Acceptance of the repaired or replaced Licensed Software will be subject to the same procedures.

4. SUPPORT AND TRAINING. Licensee will be responsible for all customer and end user support for the licensed Software. Puma agrees to provide Licensee's personnel responsible for support for the Licensed Software with up to two full days of training on the Licensed Software at Puma's facilities, free of charge to Licensee.

5.       AUDIT; TAXES.

         5.1. Audit. Licensee shall maintain Licensee's usual records relating to the Licensed Software in accordance with Section 2.6. Licensee shall permit a mutually agreed upon certified public accountant to audit such books and records as may reasonably be required to verify compliance with this Agreement, at such times as Puma may reasonably request, upon reasonable written notice. Puma shall pay the cost of audits unless the number of Units distributed by Licensee exceeds the number of Units reported by Licensee by more than two percent (2%), in which event Licensee shall reimburse Puma for the cost of such audits in addition to all other amounts to which Puma may be legally entitled as a result of such unauthorized copies. Audits shall not unreasonably interfere with Licensee's business activities and shall not be conducted more than once in any twelve month period.

         5.2. Taxes. Licensee shall be responsible for the payment of all export, excise, sales, use, property and other taxes based upon the transactions under this Agreement or the fees paid



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hereunder, other than taxes imposed upon or measured by Puma's net income or any withholding for taxes on royalties to Puma required by any foreign governmental laws, which shall be withheld by licensee as required by such law.

6.       PROPRIETARY OWNERSHIP RIGHTS

         6.1. Ownership. Puma shall retain all ownership, right, title and interest in and to the Licensed Software and all current and hereafter existing revisions of or modifications to the Licensed Software (including all copies made hereunder).

         6.2. Copyright Notices. All copies of the Licensed Software made by Licensee shall contain Puma's copyright notice and Licensee shall not remove any copyright notices contained in the Licensed Software. No other copyright notice shall appear in, or be associated with, the Licensed Software. Upon Puma's request, Licensee shall affix to each diskette or other item containing the Licensed Software such copyright or other proprietary notices with the content, in the form, and in the clearly visible place mutually agreed upon.

         6.3. Trademarks. Except as specified or required by this Agreement and its Exhibits, neither party may use the other's name, logo or trademarks without the other party's prior written consent.

         6.4. No Assertion. Licensee hereby expressly acknowledges and affirms Puma's ownership in the Licensed Software as set forth in Section 6.1 above. Accordingly, Licensee shall not at any time, directly or indirectly, oppose the grant of, dispute the validity of or cooperate in any suit or proceeding which challenges or disputes any proprietary rights of Puma in the Licensed Software.

7.       WARRANTY

         7.1. Limited Warranty. Puma warrants that the media upon which the Licensed Software is placed by Puma will be free from defects in workmanship and materials, and that the Licensed Software will meet all written specifications provided by Puma to Licensee. Puma does not warrant or claim that the Licensed Software will run error free. If Licensee finds any errors or failure of the Licensed Software to meet such specifications and provides Puma with a written report thereof, as Licensee's sole remedy, Puma will use reasonable commercial efforts to correct such errors. Puma's warranty and obligation with respect to the Licensed Software shall extend for a period of ninety (90) days from the date the Licensed Software is delivered to Licensee and is solely for the benefit of Licensee. Licensee has no authority to extend this warranty to any other person. This warranty shall not apply to any Licensed Software which has been (i) repaired, altered or installed, other than by Puma, (ii) subject to misuse, mishandling, neglect or accident, or (iii) not maintained in accordance with handling or operating instructions supplied by Puma.

         7.2. Warranty Exclusion. EXCEPT AS PROVIDED IN SECTION 7.1, PUMA MAKES NO WARRANTY OF ANY KIND WITH REGARD TO THE LICENSED SOFTWARE. PUMA EXPRESSLY DISCLAIMS ANY OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING ANY IMPLIED WARRANTIES OF MERCHANTABILITY


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AND FITNESS FOR A PARTICULAR PURPOSE, WHETHER ARISING IN LAW, CUSTOM, CONDUCT
OR OTHERWISE.

8.       LIMITATION OF LIABILITY

         8.1. Limitation. IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR ANY LOSS OF PROFITS, LOSS OF USE, CONSEQUENTIAL, SPECIAL OR INCIDENTAL DAMAGES ARISING UNDER THIS AGREEMENT, EVEN IF THE OTHER PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. IN NO EVENT WILL ANY DAMAGES ATTRIBUTABLE TO PUMA EXCEED THE AMOUNT OF PAYMENTS MADE TO PUMA UNDER THIS AGREEMENT.

         8.2. Force Majeure. Except for payment of moneys due under this Agreement, nonperformance of either party shall be executed to the extent that performance is rendered impossible by fire, flood, governmental acts or orders or restrictions, failure of suppliers, or any other reason where failure to perform is beyond the control and not caused by the negligence of the non-performing party.

9.       PROPRIETARY RIGHTS INDEMNIFICATION

         9.1. Representations. Puma represents that it has the right to grant the license hereunder and that it has no knowledge of any facts which might lead to a claim of infringement of any patent, copyright or trade secret of any third party from the United States, Japan, or any member country of the European Union ("Claim") as a result of the license to the Licensed Software granted by this Agreement.

         9.2. Indemnity. Puma agrees to indemnify and hold Licensee harmless from any and all damages, liability, costs and expenses (including but not limited to reasonable attorneys' fees) resulting from any Claim; provided however, that Puma shall be relieved of the foregoing obligations unless Licensee gives Puma immediate notice of any such Claim against Licensee and Puma has the option to defend, settle, or dispose of such claim as it deems appropriate. Licensee shall cooperate with Puma, at Puma's expense, in the defense of any such Claim. IN NO EVENT SHALL PUMA'S LIABILITY UNDER THIS SECTION
9.2 EXCEED THE TOTAL AMOUNTS PAID BY LICENSEE TO PUMA UNDER THIS AGREEMENT IN THE TWELVE (12) MONTHS PRIOR TO INITIATION OF THE CLAIM OR SUIT IN QUESTION.

Puma assumes no liability for (i) infringement of any proprietary right covering any assembly, circuit, combination, method or process in which any of the Licensed Software may be used but not covering the Licensed Software standing alone; (ii) any combination of the Licensed software with other software not supplied by Puma; or (iii) the modification of the Licensed Software, unless such modification was made by Puma pursuant to specifications and designs drafted by Puma. Licensee agrees to indemnify and hold Puma harmless from any and all damages, liability, costs and expenses (including but not limited to reasonable attorney's fees) resulting from the foregoing; provided however, that Licensee shall be relieved of the foregoing obligations unless Puma gives Licensee immediate notice of any such claim or suit against Puma, and Licensee has the option to defend, settle, or dispose of such claim or suit as it deems


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appropriate. Puma shall cooperate with Licensee, at Licensee's expense, in the defense of any such claim or suit.

         9.3. Exclusive Remedy. THE FOREGOING PROVISIONS OF THIS SECTION 9 STATE THE ENTIRE LIABILITY AND OBLIGATIONS OF EACH PARTY AND THE EXCLUSIVE REMEDY OF EACH PARTY WITH RESPECT TO ANY ALLEGED INTELLECTUAL PROPERTY RIGHTS INFRINGEMENT BY THE LICENSED SOFTWARE.

10.      TERM; TERMINATION

         10.1. Term. This Agreement shall commence on the Effective Date and continue for one (1) year after such date, unless earlier terminated under this
Section 11. This Agreement will automatically renew for additional and sequential one (1) year terms unless either party provides written notice to the other party of its intention not to renew at least thirty (30) days prior to the end of the then current term.

         10.2. Termination for Cause. If either party defaults in the performance of any material provision of this Agreement, then the non-defaulting party may give written notice to the defaulting party that if the default is not cured within thirty (30) days, then the Agreement shall automatically terminate at the end of such period. Any breach of the provisions in Sections 2.1, 2.2, 2.3, 6.2 or 6.4 by Licensee will be considered breaches which cannot be cured and may be the basis for the automatic termination of this Agreement.

         10.3. Bankruptcy. If either party files a petition in bankruptcy or is adjudicated a bankrupt, or if a petition in bankruptcy is filed against either party and such petition is not discharged within sixty (60) days of such filing, or if either party becomes insolvent, or makes an assignment for the benefit of creditors or an arrangement pursuant to any bankruptcy law, or if either party discontinues its business or if a receiver is appointed for it or its business, this Agreement shall automatically terminate without any notice whatsoever being necessary.

         10.4. Survival. The obligations under Sections 2.3, 5, 6, 7, 8, 9, and the relevant portions of Sections 10 and 12, shall survive any termination of this Agreement.

         10.5. Termination Effect. Within thirty (30) days after the termination of this Agreement, Licensee shall return to Puma or destroy the master copy of the Licensed Software, and any other materials delivered to Licensee by Puma in connection with this Agreement. Unless this Agreement was terminated by Puma for cause under section 10.2, any Licensed Software in Licensee's inventory on the effective date of termination may be disposed of by Licensee within a period of ninety (90) days after such date. Termination of this Agreement for any reason shall not affect the rights of any end user to use the Licensed Software under any sublicense granted in accordance with this Agreement.

         10.6. Additional Remedies. Except as expressly limited by this Agreement, termination of this Agreement shall be without prejudice to any other remedy which may be available to a party due to default of this Agreement. Violation of obligations under this Agreement may cause irreparable harm and damage which may not be recovered at law, and remedies for breach of this Agreement may be awarded in equity through injunctive relief.


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11.      MISCELLANEOUS

         11.1. Relationship. The relationship between parties shall be that of independent contractors. Nothing contained herein shall be construed to imply a joint venture, principal or agent relationship, or other joint relationship, and neither party shall have the rights, power or authority to create any obligation, express or implied, on behalf of the other.

         11.2. Governing Law. This Agreement shall be governed in all respects by the substantive laws of the State of California, United States of America, exclusive of its conflicts of laws rules, as applied to agreements entered into in California between California residents. The United Nations Convention on Contracts for the International Sale of Goods shall not apply to this Agreement in any manner whatsoever.

         11.3. Jurisdiction; Venue. The parties expressly stipulate that any litigation under this Agreement shall be brought in the state courts of the County of Santa Clara, California, or in the United States District Court for the Northern District of California.

         11.4. Attorneys' Fees. In the event of any litigation or arbitration by the parties under this Agreement, the prevailing party shall be entitled to costs and reasonable attorneys' fees.

         11.5. Assignment. Neither party shall assign or otherwise transfer any of its rights, obligations or licenses hereunder without the prior written consent of the other party. Subject to the foregoing, the provisions of this Agreement shall apply to and bind the successors and permitted assigns of the parties.

         11.6. Waiver. Failure by any party to enforce any of its rights under this Agreement shall not be deemed a waiver of any right which that party has under this Agreement.

         11.7. Notices. All notices, requests, consents and other communications hereunder shall be in writing and delivered personally, by express mail or by facsimile (with facsimiles to be promptly confirmed in writing). All such written communications delivered by express mail shall be sent postage prepaid, by an internationally recognized express mail courier such as Federal Express or DHL to the parties at their respective addresses as set forth on the facing page of this Agreement, subject to the right of either party to change its address by delivering written notice to the other. Such notices shall be deemed to be effective upon receipt.

         11.8. Severability. Should any provisions of this Agreement contravene any law or valid regulation of any government having jurisdiction over the parties, then such provision shall be automatically terminated and performance thereof by the parties waived, and all other provisions of this Agreement shall continue in full force and effect.

         11.9. Export Compliance. Licensee shall not export, directly or indirectly, any Licensed Software to any country for which United States' laws or regulations require an export license or other governmental approval, without first obtaining such license or approval. Licensee hereby agrees to indemnify and hold Puma harmless from and against any losses, damages, penalties or causes of action resulting from a violation of this Section.



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11.10. Entire Agreement; Amendment. This Agreement (including facing page and all Exhibits) reflects the entire agreement of the parties regarding the subject matter hereof, and supersedes all prior or contemporaneous agreements between the parties, whether written or oral. This Agreement shall not be amended, altered or changed, except by written agreement signed by both parties.

                                    EXHIBIT A

LICENSED SOFTWARE: Intellisync for Sales Logix database synchronization software, in executable code form, as defined by the feature set listed below, and including all maintenance modifications thereof, designated by Puma as a positive increase in either the tenths digit or hundredths digit after the decimal point.

         Feature Set

1.       Direct Synchronization
2.       Accurate Conflict Resolution
3.       Complete Customization via field mapping
4.       Supported PIM Applications

         -    MS Outlook 87/98

         - Such Other PIMs as Licensee, in its sole discretion, desires to include, provided that such applications are already supported by Intellisync


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                                   EXHIBIT B

FEES

Software Per Unit Royalty:  $* per Unit

Puma agrees to waiver the Per Unit royalty for the first six months of the initial term of this Agreement beginning January 1, 1999.


Terms for all payments are net thirty (30) days. If any amount is not paid to Puma when due hereunder, Licensee shall pay to Puma on demand a late fee in an amount not to exceed two percent (2%) of such delinquent payment for each month or part thereof from the due date until the date paid; but Licensee shall have such grace period as may be required by law and the late fee shall not exceed the maximum allowed by law.

297281


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*Confidential information has been omitted and filed separately with the
 Commission.